Exhibit 99.2


                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Health & Nutrition Systems International, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Al Dugan, Controller (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Al Dugan
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Al Dugan
Controller (Principal Accounting Officer)
August 12, 2002